Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER

THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402

(Address of Principal Executive Offices)	(Zip Code)

Elizabeth C. Hammer

U.S. Bank National Association

225 Asylum Street, 23rd Floor

Hartford, CT 06103

(860) 241-6817

(Name, address and telephone number of agent for service)

National Beef Packing Company, LLC

NB Finance Corp.

(Issuer with respect to the Securities)

Delaware Delaware	48-1129505 03-0524602
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

12200 North Ambassador Drive Kansas City, MO	64163
Address of Principal Executive Offices)	(Zip Code)

10½% Series B Senior Notes due 2011

Item 1.

GENERAL INFORMATION.    Furnish the following information as to the Trustee.

a)     Name and address of each examining or supervising authority to which it is subject.

            Comptroller of the Currency

            Washington, D.C.

b)    Whether it is authorized to exercise corporate trust powers.

            Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation. None

Items 3-15.	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.      A copy of the Articles of Association of the Trustee.*

2.      A copy of the certificate of authority of the Trustee to commence business.*

3.      A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

4.      A copy of the existing bylaws of the Trustee.*

5.      A copy of each Indenture referred to in Item 4. Not applicable.

6.      The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.      Report of Condition of the Trustee as of September 30, 2003, published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*	Incorporated by reference to Registration Number 333-67188.

NOTE

The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligors within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligors, or affiliates, are based upon information furnished to the Trustee by the obligors. While the Trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Hartford, Connecticut on the 11th day of December, 2003.

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Elizabeth C. Hammer
Elizabeth C. Hammer Vice President

By:	/s/ Susan C. Merker
Susan C. Merker Vice President

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: December 11, 2003

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Elizabeth C. Hammer
Elizabeth C. Hammer Vice President

By:	/s/ Susan C. Merker
Susan C. Merker Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 9/30/2003

($000’s)

9/30/2003
Assets
Cash and Due From Depository Institutions	$9,363,408
Federal Reserve Stock	0
Securities	34,719,100
Federal Funds	2,322,794
Loans & Lease Financing Receivables	118,943,010
Fixed Assets	1,915,381
Intangible Assets	9,648,952
Other Assets	9,551,844

Total Assets	$186,464,489

Liabilities
Deposits	$122,910,311
Fed Funds	6,285,092
Treasury Demand Notes	3,226,368
Trading Liabilities	246,528
Other Borrowed Money	21,879,472
Acceptances	145,666
Subordinated Notes and Debentures	6,148,678
Other Liabilities	5,383,119

Total Liabilities	$166,225,234

Equity
Minority Interest in Subsidiaries	$1,003,166
Common and Preferred Stock	18,200
Surplus	11,676,398
Undivided Profits	7,541,491

Total Equity Capital	$20,239,255

Total Liabilities and Equity Capital	$186,464,489

To the best of the undersigned’s determination, as of the date hereof, the above financial information is true and correct.

U.S. Bank National Association

By:	/s/ Frank P. Leslie III

Vice President

Date: December 8, 2003